Exhibit 99.(e).(ii)

FOURTH AMENDMENT TO FQF TRUST

ETF DISTRIBUTION AGREEMENT

This Fourth Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of July 6, 2011, by and between FQF Trust, a Delaware statutory trust (the "Trust") having its principal place of business at 230 Congress Street, 5th Floor, Boston, MA 02110 and Foreside Fund Services, LLC, a Delaware limited liability company (Distributor," and together with the Trust, the "Parties") having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101 is entered into as of July 1, 2015 (the “Effective Date”).

WHEREAS, the Trust and Distributor desire to amend Exhibit A of the Agreement to reflect the addition of the O’Shares FTSE U.S. Quality Dividend ETF, O’Shares FTSE Europe Quality Dividend ETF, O’Shares FTSE Europe Quality Dividend Hedged ETF, O’Shares FTSE Asia Pacific Quality Dividend ETF and O’Shares FTSE Asia Pacific Quality Dividend Hedged ETF; and

WHEREAS, Section 8(c) of the Agreement requires that amendments to the Agreement be made in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Distributor hereby agree as follows:

1.      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.      Exhibit A of the Agreement is hereby amended and restated by Appendix A attached hereto.

3.      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.      This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FQF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Chuck Martin	By:	/s/ Mark A. Fairbanks
	Chuck Martin, CFO		Mark A. Fairbanks, President

APPENDIX A

EXHIBIT A

QuantShares Equal Weighted High Momentum Factor Fund

QuantShares Equal Weighted Low Beta Factor Fund

QuantShares Equal Weighted Value Factor Fund

QuantShares Hedged Dividend Income Fund

QuantShares U.S. Market Neutral Anti-Beta Fund

QuantShares U.S. Market Neutral Momentum Fund

QuantShares U.S. Market Neutral Size Fund

QuantShares U.S. Market Neutral Value Fund

O’Shares FTSE U.S. Quality Dividend ETF

O’Shares FTSE Europe Quality Dividend ETF

O’Shares FTSE Europe Quality Dividend Hedged ETF

O’Shares FTSE Asia Pacific Quality Dividend ETF

O’Shares FTSE Asia Pacific Quality Dividend Hedged ETF